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                                                              Exhibit 23

                               PPG Industries, Inc.
                 One PPG Place, Pittsburgh, Pennsylvania   15272 USA


                                     July 31, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Ladies and Gentlemen:

      I hereby consent to my being named on page S-5 of the Prospectus Supplement, dated July 31, 1995, which is part of Registration Statement No. 33-04983, as counsel passing on the validity of the Notes referred to in the Prospectus Supplement.

                                    Very truly yours,



                                    Guy A. Zoghby
                                    Senior Vice President and
                                          General Counsel

GAZ:d